UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

HELIOS AND MATHESON NORTH AMERICA INC
(Former name)

Delaware (State or Other Jurisdiction of Incorporation)	0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

200 Park Avenue South, New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 3.01                      NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED
LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On October 11, 2011, Helios and Matheson Information Technology Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) regarding compliance with NASDAQ Listing Rule 5550(a)(5) (the “Market Value Rule”) which requires securities listed on NASDAQ to maintain a minimum market value of publicly held shares of $1,000,000.  The letter stated that the market value of the Company's publicly held shares for the period from August 29, 2011 through October 10, 2011 did not meet the minimum requirement.

The letter indicated that the Company has a period of 180 days to regain compliance with the Market Value Rule.  If at anytime during this compliance period the market value of the Company's publicly held shares closes at $1,000,000 or more for a minimum of ten consecutive business days, NASDAQ will provide the Company with written confirmation of compliance and this matter will be closed.

In the event the Company does not regain compliance with the Market Value Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC

By:	/s/ Umesh Ahuja
Umesh Ahuja
Chief Financial Officer

Date:  October 13, 2011